UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635




























Item 5.  Other Events

On June 16, 1999, the Company announced financial results for the fiscal year and fourth quarter ending March 28, 1999. For the fiscal year, the Company reported net income of $17.4 million or $1.75 per diluted share on revenue of $106.2 million. For the quarter ending March 28, 1999, the Company reported net income of $19.1 million or $1.92 per diluted share on revenue of $45.7 million.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

  28-1 Press Release dated June 16, 1999.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 16, 1999.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel